UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 20, 2021

CONCENTRIX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39494	27-1605762
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44111 Nobel Drive, Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(800) 747-0583
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CNXC	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 20, 2021, Concentrix Corporation (the “Company”) entered into the First Amendment (the “Amendment”) to the Agreement and Plan of Merger (the “Merger Agreement”), dated November 19, 2021, by and among the Company, CNXC Merger Sub, Inc., a Delaware corporation and the Company’s wholly owned subsidiary (“Merger Sub”), ProKarma Holdings Inc., a Delaware corporation (“ProKarma”), and Carlyle Partners VI Holdings, L.P., a Delaware limited partnership, as a representative of the security holders of ProKarma (the “Seller Representative”).

The Amendment amends the Merger Agreement to provide for the assumption by the Company of certain outstanding vested in-the-money ProKarma stock options (the “Rollover Options”) in a manner that complies with Sections 409A and 424 of the Internal Revenue Code of 1986, as amended, at the effective time (the “Effective Time”) of the merger of Merger Sub with and into ProKarma (the “Merger”) in lieu of cancelling such stock options in exchange for cash consideration. Each Rollover Option will continue to have, and be subject to, the same terms and conditions of such stock option immediately prior to the Effective Time, except for administrative changes that are not adverse to the holder of the Rollover Option, and except that once assumed by the Company (1) each Rollover Option will be exercisable for a number of shares of common stock of the Company (the “Common Stock”) equal to the product of the number of shares of ProKarma common stock that would be issuable upon exercise of the Rollover Option outstanding immediately prior to the Effective Time multiplied by an exchange ratio (the “Exchange Ratio”) equal to (x) the per share closing consideration in the Merger divided by (y) the average closing trading price of the Common Stock for the thirty consecutive trading days ending immediately prior to the closing date of the Merger, rounded down to the nearest whole number, (2) the per share exercise price for the Common Stock issuable upon exercise of such Rollover Option will be equal to the quotient determined by dividing the per share exercise price for such Rollover Option outstanding immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent, (3) all references to the “Company” in the ProKarma 2016 Long-Term Incentive Plan and the stock option agreement applicable to such Rollover Option will be references to the Company, and (4) the Rollover Option will be subject to the reasonable and customary policies of the Company applicable to other optionholders under the Company’s equity incentive plan or similarly situated employees holding securities of the Company, including any blackout periods and other conditions.

A copy of the Amendment is filed herewith as Exhibit 2.1 and is incorporated in this Item 1.01 by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
2.1
First Amendment to Agreement and Plan of Merger, dated as of December 20, 2021, by and among Concentrix Corporation, CNXC Merger Sub, Inc., ProKarma Holdings Inc. and Carlyle Partners VI Holdings, L.P.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally a copy of any omitted schedule to such agreement to the U.S. Securities and Exchange Commission upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2021	CONCENTRIX CORPORATION

	By:	/s/ Jane C. Fogarty
Jane C. Fogarty Executive Vice President, Legal